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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)            May 23, 1997
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                             Radiant Systems, Inc.
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             (Exact name of registrant as specified in its charter)


Georgia                             0-22065                11-2749765
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(State or other jurisdiction  (Commission File Number)     (IRS Employer
of incorporation)                                          Identification No.)



1000 Alderman Drive, Alpharetta, Georgia                                30202
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code           (770) 772-3000
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                                 Not applicable
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         (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 23, 1997, Radiant Systems, Inc., a Georgia corporation (the "Company"), consummated the acquisition of Restaurant Management and Control Systems, Inc., a California corporation ("ReMACS"). Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 15, 1997, by and among the Company, ReMACS, ReMACS Acquisition Corporation., a Georgia corporation and wholly-owned subsidiary of the Company (the "Merger Sub"), and the shareholders of ReMACS, all individuals residing in the State of California (individually "Shareholder" and collectively the "Shareholders"), ReMACS was merged with and into Merger Sub, whereby ReMACS became a wholly-owned subsidiary of the Company (the "Subsidiary"). Pursuant to the Merger Agreement, the Shareholders received an aggregate of 627,500 shares of common stock of the Company, $3.25 million cash and $3.25 million in installment promissory notes. Equal monthly payments on the installment promissory notes begin on March 1, 1998 and continue for thirty-eight (38) months bearing simple interest at an annual rate equal to the "Prime Rate" as is published from time to time in the Wall Street Journal. Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on May 23, 1997, the consideration paid by the Company had a total value of approximately $16,148,000, excluding acquisition costs.

         In connection with the acquisition, the Subsidiary entered into employment agreements with each of the Shareholders and Tom Saari. The Shareholders and Mr. Saari were also granted options to purchase an aggregate of 50,000 fully-vested shares of the Company's Common Stock pursuant to their respective employment agreements at an exercise price of $15.375, which represents the closing price of the Company's Common Stock on the date of grant.

         In addition, in connection with the consummation of the Merger, the Company granted options to purchase 310,000 shares of the Company's Common Stock to certain persons employed with ReMACS immediately following the effective date of the Merger at an exercise price equal to the fair market value of the Company's Common Stock on the date of such grant, such options to vest over a five (5) year period with such vesting to be in increments of twenty-five (25%) annually commencing on the second anniversary from the date the options were granted.

         ReMACS is in the business of developing computer software applications directed toward the food service industry. ReMACS' software is focused on providing an integrated component system for controlling inventory and facilitating food cost analysis, labor scheduling, business forecasting and financial management. ReMACS products are used primarily in the fast food industry.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Business Acquired:

         At the present time, it is impractical to provide the required financial statements for ReMACS as required by this Item 7 of Form 8-K. The Company will file such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than August 8, 1997 (60 days after this Report is required to be filed).


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      (b)      Pro Forma Financial Information:

      At the present time, it is impractical to provide the pro forma financial information relative to the ReMACS acquisition as required by Article 11 of Regulation S-X and this Item 7 of Form 8-K. The Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than August 8, 1997 (60 days after this Report is required to be filed).

      (c)      Exhibits:

      2.1  -   Agreement and Plan of Merger, dated as of May 15, 1997, by and among Radiant Systems, Inc., ReMACS Acquisition Corporation,
               Restaurant Management and Control Systems, Inc., and each of the Shareholders of Restaurant Management and Control Systems, Inc.




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RADIANT SYSTEMS, INC.



                                        By: /s/  John H. Heyman
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                                            John H. Heyman
                                            Executive Vice President and
                                            Chief Financial Officer

Dated: June 5, 1997
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                                 EXHIBIT INDEX



EXHIBIT NO.                   DESCRIPTION OF EXHIBIT

    2.1 Agreement and Plan of Merger, dated as of May 15, 1997, by and among Radiant Systems, Inc., ReMACS Acquisition Corporation, Restaurant Management and Control Systems, Inc., and each of the Shareholders of Restaurant Management and Control Systems, Inc.